BYLAWS
OF
DOWNEY FINANCIAL CORP.

ARTICLE I

OFFICES

          SECTION 1.1 Registered Office and Registered Agent. The registered office of Downey Financial Corp. (the "Corporation") in the State of Delaware shall be at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, and the name of the registered agent at that address shall be ’Me Prentice-Hall Corporation System, Inc.

          SECTION 1.2 Principal Executive Office. The principal executive office of the Corporation shall be located at such place within or outside of the State of Delaware as the Board of Directors of the Corporation ("Board of Directors") from time to time shall designate.

          SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may, from time to time, determine or as the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

          SECTION 2.1 Annual Meetings. An annual meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. In the absence of any such designation, shareholders’ meetings shall be at the Principal Executive Office of the Corporation. Any other proper business may be transacted at the annual meeting. At the annual meeting of shareholders in 1995, the shareholders shall elect 2 members of Class I of the Board of Directors for a term of one (1) year, 3 members of Class 11 of the Board of Directors for a term of two (2) years; and 3 members of Class III of the Board of Directors for a term of three (3) years. Thereafter, the shareholders at each annual meeting shall elect members of the Board of Directors for each class for terms of three (3) years to succeed those members of the Board of Directors whose terms shall have expired.

          SECTION 2.2 Special Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock, special meetings of shareholders for any purpose or purposes may be called at any time by a majority of the Board of Directors, by the Chairman of the Board, by the Vice Chairman of the Board or by the President. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

          SECTION 2.3 Notice of Meetings. Notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least 10 days and not more than 60 days prior to the meeting, to each shareholder of record entitled to vote at such meeting. When any shareholders’ meeting, either annual or special, is adjourned for thirty days or more, or if a new record date is fixed for an adjourned meeting of shareholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat (unless a new record date if fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

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          At least 10 days and not more than 60 days prior to the meeting, a written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.

          SECTION 2.4 Adjournments. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          SECTION 2.5 Quorum. At each meeting of shareholders, except where otherwise provided by law, the Certificate of Incorporation, the terms of any class or series of stock having a preference over the Corporation’s Common Stock, or these Bylaws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the shareholders so present may by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.4 of these Bylaws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes: provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          SECTION 2.6 Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

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          SECTION 2.7 Proxies. Unless otherwise provided in the Certificate of Incorporation, or the terms of any class or series of stock having a preference over the Corporation’s Common Stock, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. A shareholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the shareholder himself or his duly authorized attorney-in-fact. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of shareholders for the election of directors or otherwise, all elections and questions shall, unless otherwise provided by law, by the Certificate of Incorporation, the terms of any class or series of stock having a preference over the Corporation’s Common Stock or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

          SECTION 2.8 Voting of Shares. Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

          Shareholders shall not be permitted to cumulate their votes for the election of directors. For the purpose of this Section 2.8, cumulative voting means a shareholder’s ability to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

          Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of shareholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

          SECTION 2.9 Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at the meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting (to the extent such action by the shareholders is permitted by

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these Bylaws) when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 2.10 List of Shareholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary, business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

          SECTION 2.11 Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of any shareholder or his proxy shall appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by, the meeting chairman at the meeting.

          The duties of these inspectors shall be as follows:

          (a)          To determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b)          To receive votes, ballots, or consents;

          (c)          To hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)          To count and tabulate all votes or consents;

          (e)          To determine the election results; and

          (f)          To do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

          SECTION 2.12 Waiver of Notice. A waiver of any notice required to be given any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

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          SECTION 2.13 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

          SECTION 2.14 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          SECTION 2.15 Shareholder Proposals. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. For any new business proposed by management to be properly brought before the annual meeting such new business shall be approved by the Board of Directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the Secretary of the Corporation at least 60 days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or received at the principal executive offices of the Corporation, not less than 120 calendar days in advance of to the date the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders, except that, if no annual meeting was held in the previous years on the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, (b) the name and address of the shareholder proposing such business, and (c) the class and number of shares of the Corporation which are owned of record by shareholders. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.15.

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          SECTION 2.16 Shareholder Action. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual meeting or special meeting of shareholders of the Corporation, unless such action requiring or permitting shareholder approval is approved by a majority of the Disinterested Directors (as defined in the Certificate of Incorporation), in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate of Incorporation have been satisfied.

          SECTION 2.17 Election Under Section 203 of Delaware General Corporation Law. The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation law, or as such section may thereafter be amended.

ARTICLE III

BOARD OF DIRECTORS

          SECTION 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.

          SECTION 3.2 Number of Directors. Except as may be provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than nine (9) and not more than eleven (11), divided into three classes with the terms of office of one class expiring each year. The classes shall be initially comprised of directors appointed by the Board of Directors. If the number of directors is changed by the Board of Directors, then any newly created directorships or any decrease in directorships shall be apportioned among the classes as to make all classes as nearly equal as possible; provided that no decrease in the number of directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation’s Common Stock as to dividends or upon liquidation, at each annual meeting, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. The first Board of Directors and subsequent Boards of Directors shall consist of eight (8) directors until changed as herein provided.

          SECTION 3.3 Election and Term of Office. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, each director shall hold office until (i) the annual meeting of shareholders in the calendar year in which his or her term of office expires and until his successor is elected and qualified or (ii) his earlier death, resignation or removal in the manner that the directors of the Corporation, other than those who may be elected pursuant to the terms of any series of preferred stock or any other securities of the Corporation other than Common Stock, may determine from time to time. Except as may be otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, no decrease in the authorized number of directors shall shorten the term of any incumbent directors.

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          SECTION 3.4 Election of Chairman of the Board and Vice Chairman of the Board. At the organizational meeting immediately following the annual meeting of shareholders, the directors shall elect a Chairman of the Board and a Vice Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

          SECTION 3.5 Vacancies and Additional Directorships. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until such director’s successor shall have been elected and qualified at the next election of directors by shareholders.

          SECTION 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine and, if so determined, notice thereof need not be given.

          SECTION 3.7 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President, or by any director. Reasonable notice thereof shall be given by the person or persons calling the meeting.

          SECTION 3.8 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee thereof, as the case may be, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

          SECTION 3.9 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall attend.

          SECTION 3.10 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          SECTION 3.11 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

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          SECTION 3.12 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          SECTION 3.13 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

          SECTION 3.14 Removal. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock, any director may be removed from office only as provided in Article Tenth of the Certificate of Incorporation.

          SECTION 3.15 Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 3.15 shall be eligible for election as directors. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the provisions of this Section 3.15. Nominations of individuals for election to the Board of Directors of the Corporation at an annual meeting of shareholders may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting who complies with the notice procedures set forth in this Section 3.15. Such nominations, other than those made by the Board of Directors acting as nominating committee, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.15. To be timely, a shareholder’s notice shall be delivered to or received at the principal executive offices of the Corporation not less than 20 days prior to the meeting; provided, however, that in the event that less than 30 days’ notice of the date of the meeting is given to shareholders (which notice must be accompanied by a proxy or information statement which identifies the nominees of the Board of Directors), notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; and (iii) such person’s written consent to serving as a director, if elected; and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and (ii) the class and number of shares of the Corporation which are owned of record by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholders’ notice of nomination which pertains to the nominee together with the required written consents. No person shall be elected as director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.15. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

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ARTICLE IV

COMMITTEES

          SECTION 4.1 Committees. The Board of Directors may by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they, constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially, all of the Corporation’s property, and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          SECTION 4.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business, in the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE V

OFFICERS

          SECTION 5.1 Officers; Election. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a President, a Chief Executive Officer and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board. The Board of Directors may also elect one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

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          SECTION 5.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding this election, and until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary, to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

          SECTION 5.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as general pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of shareholders, the Board of Directors and any committees in a book to be kept for that purpose and shall have custody of the corporate seal of the Corporation with the authority to affix such seal to any instrument requiring it. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND OTHER CORPORATE AGENTS

          SECTION 6.1 Right to Indemnification. Each person who is made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), because he or she is or was a director or officer of the Corporation or any subsidiary of the Corporation, shall be indemnified by the Corporation to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. This indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of this Article VI, the Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the Board of Directors of the Corporation authorizes such person to initiate such proceeding (or part thereof). The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to have the Corporation advance payments to cover such person’s reasonable expenses incurred in defending any such proceeding prior to final disposition of the proceeding; provided, that such advance shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay, all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may by action of its Board of Directors also provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. This Article VI shall create a right of indemnification for each such indemnifiable party regardless of whether the proceeding arose prior to adoption of this Article VI (or the adoption of the comparable provisions of the Bylaws of the Corporation’s predecessor corporation). The rights created by this Article are subject to the procedures set forth in 12 C.F.R §359 et seq. to the extent the indemnification relates to a proceeding initiated by a federal banking agency.

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          SECTION 6.2 Right of Claimant to Arbitration. If the Corporation refuses to advance funds or otherwise honor a claim under Section 6.1 of this Article VI within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter initiate a private arbitration against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such arbitration. The Corporation may assert as a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law or applicable federal laws and regulations for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The arbitration shall be conducted by a retired judge arbitrator under the rules and procedures of JAMS, or such other organization mutually selected by the Corporation and the claimant. The arbitration proceedings shall be confidential.

          SECTION 6.3 Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

          SECTION 6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VII

STOCK

          SECTION 7.1 Certificates. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Chief Financial Officer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

          (a)          that the Corporation is organized under the laws of the State of Delaware;

          (b)          the name of the person to whom issued;

          (c)          the number and class of shares and the designation of the series, if any, which such certificate represents; and

          (d)          the par value of each share represented by such certificate, or a statement that such shares are without par value.

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          SECTION 7.2 Transfers. Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

          Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

          SECTION 7.3 Registered Owner. Registered shareholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Delaware. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

          (a)          The classification of shareholder who may certify;

          (b)          The purpose or purposes for which the certification may be made;

          (c)          The form of certification and information to be contained therein;

          (d)          If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

          (e)          Such other provisions with respect to the procedure as are deemed necessary or desirable.

          Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholders making the certification.

          SECTION 7.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine or establish such other procedures as they deem necessary.

          SECTION 7.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

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          SECTION 7.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

ARTICLE VIII

MISCELLANEOUS

          SECTION 8.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

          SECTION 8.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          SECTION 8.3 Waiver of Notice of Meetings of Shareholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawful, called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Unless either proper notice of a meeting of the Board of Directors, or any committee thereof, has been given or else the persons entitled thereto have waived such notice (either in writing or by attendance as set forth above), any business transacted at such meeting shall be null and void.

          SECTION 8.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          SECTION 8.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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          SECTION 8.6 Amendment of Bylaws. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Corporation’s Common Stock and subject to the Certificate of Incorporation, these Bylaws may be amended or repealed, and new Bylaws adopted, by the Board of Directors, but the shareholders entitled to vote may adopt additional Bylaws and may amend or repeal any Bylaw whether or not adopted by them.

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